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                                                                    EXHIBIT 11.1

                            ALLEGIANCE TELECOM, INC.

                  COMPUTATION OF PRO FORMA PER SHARE EARNINGS (LOSS)

                        Three Months Ended March 31, 1998

                                                                        PRO FORMA NET LOSS PER SHARE, BASIC
                                                           -----------------------------------------------------------
                                                           Number of Shares    Percent Outstanding   Equivalent Shares
                                                           ----------------    -------------------   -----------------
COMMON STOCK
       1997 Common Stock Offering                                      426              100.00%                426
       1998 Common Stock Offering                               12,000,000              100.00%         12,000,000
       Preferred Stock Converted to Common Stock                40,341,128              100.00%         40,341,128
                                                            --------------                          --------------
                                                                52,341,554                               52,341,554

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                     52,341,554

NET LOSS APPLICABLE TO COMMON STOCK                                                                 $ (202,977,171)

NET LOSS PER SHARE, BASIC                                                                           $        (3.88)
                                                                                                    ==============

                                                                      PRO FORMA NET LOSS PER SHARE, DILUTED
                                                            ---------------------------------------------------------
                                                            Number of Shares    Percent Outstanding Equivalent Shares
                                                            ----------------    ------------------- -----------------
COMMON STOCK
       1997 Common Stock Offering                                      426              100.00%                426
       1998 Common Stock Offering                               12,000,000              100.00%         12,000,000
       Preferred Stock Converted to Common Stock                40,341,128              100.00%         40,341,128
       Stock Options Outstanding                                   267,287              100.00%            267,287
       Common Stock Warrants                                       649,249              100.00%            649,249
                                                            --------------                          --------------
                                                                53,258,090                              53,258,090

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                     53,258,090

NET LOSS APPLICABLE TO COMMON STOCK                                                                 $ (202,977,171)

NET LOSS PER SHARE, DILUTED                                                                         $        (3.81)
                                                                                                    ==============